Exhibit 99.1

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2010 RESULTS, RAISES FISCAL 2011 OUTLOOK

•	Full-year revenue increases 3 percent to $99 billion

•	Fiscal 2010 diluted earnings per share from continuing operations of $1.62, or $2.22 on a non-GAAP basis

•	Fiscal 2011 non-GAAP diluted EPS outlook raised to $2.38 to $2.48

DUBLIN, Ohio, Aug. 5, 2010 — Cardinal Health today reported fiscal 2010 revenue of $98.5 billion and non-GAAP diluted earnings per share (EPS) from continuing operations1 of $2.22. Revenue for the fourth quarter was $24.5 billion and diluted EPS from continuing operations for the quarter was $0.54, or $0.50 on a non-GAAP basis. The company also raised its non-GAAP diluted EPS outlook for fiscal 2011 to a range of $2.38 to $2.48 from its preliminary outlook of $2.35 to $2.45.

“I am extremely proud of the progress we made in FY2010 and the actions we took to shift our growth trajectory and position us for the coming years,” said George Barrett, chairman and CEO of Cardinal Health. “Our Medical segment grew profits by 11 percent for the year, while continuing to make key strategic investments. The Pharmaceutical segment declined by 3 percent, but performed considerably better than we anticipated for the full year as a result of execution on major initiatives, disciplined cost controls and some unplanned generic launches. These items largely offset the dampening effect of the actions we took to improve our strategic positioning, the negative impact from the year-over-year comparison of generic launches and the severe supply shortages in nuclear pharmacy.”

Operating cash flow for fiscal 2010 increased to $2.1 billion, driven by strong working capital management.

Q4 and FY10 SUMMARY

	Q4 FY10	Q4 FY09	Y/Y	FY10	Y/Y
Revenue	$24.5 billion	$24.3 billion	0.5%	$98.5 billion	3%
Operating Earnings	$334 million	$307 million	9%	$1.3 billion	1%
Non-GAAP Operating Earnings[2]	$317 million	$356 million	(11%)	$1.4 billion	(2%)
Earnings from Continuing Operations	$194 million	$202 million	(4%)	$587 million	(23%)
Non-GAAP Earnings from Continuing Operations[3]	$181 million	$228 million	(21%)	$804 million	(2%)
Diluted EPS from Continuing Operations	$0.54	$0.56	(4%)	$1.62	(23%)
Non-GAAP Diluted EPS from Continuing Operations	$0.50	$0.63	(21%)	$2.22	(2%)

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Cardinal Health

For the quarter, GAAP results included items that had a positive $0.04 per share net after-tax contribution, primarily from a previously disclosed litigation recovery. For the full year, GAAP results included items that had an aggregate net negative effect of $0.60 per share after-tax, primarily driven by tax charges in the first-quarter related to the portion of non-U.S. earnings that will no longer be indefinitely invested offshore following the spinoff of CareFusion Corp., and restructuring and severance. These charges were partially offset by gains on the sale of CareFusion stock and litigation recoveries.

SEGMENT RESULTS

Pharmaceutical Segment

Fourth-quarter revenue for the Pharmaceutical segment was $22.3 billion, with sales to non-bulk customers increasing 3 percent to $11.5 billion and sales to bulk customers decreasing 3 percent to $10.8 billion. Generic pharmaceutical sales grew 10 percent for the quarter. Segment profit declined 17 percent to $227 million, primarily driven by lower branded inflation income, the year-over-year impact from customer pricing changes and supply disruptions in nuclear pharmacy, partially offset by the positive margin contribution from the company’s generic programs and other business initiatives.

For the full year, Pharmaceutical segment revenue grew 2 percent to $89.8 billion, with sales to non-bulk customers increasing 4 percent to $45.8 billion and sales to bulk customers increasing 1 percent to $44 billion. Annual segment profit declined 3 percent to $1 billion, due to customer pricing changes, supply shortages in nuclear pharmacy, fewer significant generic launches than the prior year and the Medicine Shoppe International transition. The decline in segment profit was partially offset by contributions from the company’s generic programs, disciplined cost controls and solid performance from its branded manufacturer agreements.

“We made great strides in fiscal 2010 with key strategic priorities including our generic sales and sourcing initiatives, working capital optimization and customer-facing information technology improvements – all of which are starting to have a positive impact on the bottom line,” Barrett said. “With the recent renewals of key customers, we have stabilized our base for the next several years. In addition, our recent acquisition of Healthcare Solutions Holding will help accelerate our strategy for specialty pharmaceuticals and contribute to long-term growth for the segment.”

	Q4 FY10	Q4 FY09	Y/Y	FY10	Y/Y
Revenue	$22.3 billion	$22.3 billion	0.2%	$89.8 billion	2%
Segment Profit	$227 million	$273 million	(17%)	$1 billion	(3%)

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Cardinal Health

Medical Segment

Fourth-quarter revenue for the Medical segment increased 3 percent to $2.2 billion, primarily from sales growth with existing customers. Segment profit increased 22 percent to $102 million, primarily driven by growth in the Hospital Supply business and disciplined cost controls, partially offset by higher commodity prices.

For the full year, Medical segment revenue increased 7 percent to $8.8 billion, driven by growth from existing customers, new products and foreign exchange. Annual segment profit increased 11 percent to $428 million, aided by the decreased cost of raw materials associated with commodity price movements. Segment profit growth was partially dampened from investment expense associated with the Medical Business Transformation program.

“While our Medical segment reported solid top- and bottom-line growth for the year, we continued to make investments to further improve our customers’ experience and position the business for sustainable growth,” Barrett said. “By combining our extensive channel reach with our growing expertise in category management, we will enable the growth of our preferred products and service offerings to create even more value across the entire supply chain.”

	Q4 FY10	Q4 FY09	Y/Y	FY10	Y/Y
Revenue	$2.2 billion	$2.1 billion	3%	$8.8 billion	7%
Segment Profit	$102 million	$84 million	22%	$428 million	11%

FISCAL 2011 OUTLOOK

“We have gained additional clarity regarding key inputs to our planning process since offering our preliminary 2011 outlook in April,” Barrett said. “Based on our current information, we are raising our fiscal 2011 guidance for non-GAAP diluted EPS from continuing operations to a range of $2.38 to $2.48.”

ADDITIONAL FOURTH-QUARTER AND RECENT HIGHLIGHTS INCLUDE:

•	Increased the regular quarterly dividend by 11 percent to $0.195 per share;

•	Completed the acquisition of Healthcare Solutions Holding (P4 Healthcare and P4 Pathways) to bolster company offerings to specialty pharmaceutical customers; and

•	Record-breaking attendance at the company’s annual Retail Business Conference, where the company launched new products and services that were well received by its retail independent customers.

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EDT to discuss fourth-quarter and full-year results and its future outlook. To access the call and corresponding slide presentation, go to the Investor page at cardinalhealth.com/investors or dial 617.213.4855, passcode 86433823. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until 11 p.m. on Aug. 8 by dialing 617.801.6888, passcode 37905680.

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UPCOMING EVENTS

•	Morgan Stanley Global Healthcare Conference on Sept. 13 at 1 p.m. EDT at the Grand Hyatt in New York;

•	Baird’s 2010 Health Care Conference on Sept. 14 at 9:30 a.m. EDT at the St. Regis Hotel in New York;

•	Stifel Nicolaus Healthcare Conference on Sept. 15 at 10:55 a.m. EDT at the Four Seasons Hotel in Boston.

At these events, Cardinal Health CFO Jeff Henderson will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

[2]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, and (5) Other Spinoff Costs (as defined at the end of the attached tables) included within distribution, selling, general and administrative expenses.

[3]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spinoff Costs, and (6) gain on sale of CareFusion stock, each net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

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Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements, which are not based on historical facts, addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and tax accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) the ability to achieve the expected benefits from the acquisition of Healthcare Solutions Holding and to grow our specialty distribution business; uncertainties and risks regarding the effect of the CareFusion spinoff on Cardinal Health; the performance of CareFusion and the proceeds realized from future sales of CareFusion stock; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors; and uncertainties related to demand for Cardinal Health’s products and services. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of August 5, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fourth Quarter
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$24,459.6	$24,347.3	0.5%
Cost of products sold	23,555.5	23,403.0	1%

Gross margin	904.1	944.3	(4)%
Operating expenses
Distribution, selling, general and administrative expenses	588.2	591.7	(1)%
Restructuring and employee severance[1]	6.4	37.5	N.M.
Acquisition related costs[1]	8.3	0.7	N.M.
Impairments and loss on sale of assets	0.9	2.7	N.M.
Litigation (credits)/charges, net	(33.6)	4.9	N.M.

Operating earnings	333.9	306.8	9%

Other (income)/expense, net	2.3	(15.5)	N.M.
Interest expense, net	24.5	32.6	(25)%
Gain on sale of CareFusion common stock	(1.3)	—	N.M.

Earnings before income taxes and discontinued operations	308.4	289.7	6%

Provision for income taxes	114.6	87.7	31%

Earnings from continuing operations	193.8	202.0	(4)%

Earnings from discontinued operations (net of tax expense of $0.0 million and $48.5 million for the fourth quarter of fiscal 2010 and 2009, respectively)	29.7	71.2	N.M.

Net earnings	$223.5	$273.2	(18)%

Basic earnings per Common Share:
Continuing operations	$0.54	$0.56	(4)%
Discontinued operations	0.08	0.20	N.M.

Net basic earnings per Common Share	$0.62	$0.76	(18)%

Diluted earnings per Common Share:
Continuing operations	$0.54	$0.56	(4)%
Discontinued operations	0.08	0.19	N.M.

Net diluted earnings per Common Share	$0.62	$0.75	(17)%

Weighted average number of Common Shares outstanding:
Basic	358.3	358.2
Diluted	361.8	361.1

[1]

During the fourth quarter of fiscal 2010, the Company began presenting acquisition related costs separately on its condensed consolidated statements of earnings. This amount had previously been included in restructuring and employee severance. Prior periods have been changed to conform with this new presentation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fiscal Year
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$98,502.8	$95,991.5	3%
Cost of products sold	94,722.1	92,244.0	3%

Gross margin	3,780.7	3,747.5	1%
Operating expenses
Distribution, selling, general and administrative expenses	2,408.0	2,333.5	3%
Restructuring and employee severance[1]	90.7	104.7	N.M.
Acquisition related costs[1]	8.4	2.8	N.M.
Impairments and loss on sale of assets	29.1	13.9	N.M.
Litigation (credits)/charges, net	(62.4)	5.2	N.M.

Operating earnings	1,306.9	1,287.4	1%

Other (income)/expense, net	(13.5)	13.2	N.M.
Interest expense, net	113.5	114.4	(1)%
Loss on extinguishment of debt	39.9	—	N.M.
Gain on sale of CareFusion common stock	(44.6)	—	N.M.

Earnings before income taxes and discontinued operations	1,211.6	1,159.8	4%

Provision for income taxes	624.6	401.6	N.M.

Earnings from continuing operations	587.0	758.2	(23)%

Earnings from discontinued operations (net of tax expense of $35.5 million and $131.2 million for fiscal 2010 and 2009, respectively)	55.2	393.4	N.M.

Net earnings	$642.2	$1,151.6	(44)%

Basic earnings per Common Share:
Continuing operations	$1.64	$2.12	(23)%
Discontinued operations	0.15	1.10	N.M.

Net basic earnings per Common Share	$1.79	$3.22	(43)%

Diluted earnings per Common Share:
Continuing operations	$1.62	$2.10	(23)%
Discontinued operations	0.15	1.08	N.M.

Net diluted earnings per Common Share	$1.77	$3.18	(44)%

Weighted average number of Common Shares outstanding:
Basic	358.8	357.6
Diluted	361.4	361.5

[1]

During the fourth quarter of fiscal 2010, the Company began presenting acquisition related costs separately on its condensed consolidated statements of earnings. This amount had previously been included in restructuring and employee severance. Prior periods have been changed to conform with this new presentation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30, 2010	June 30, 2009
Assets
Cash and equivalents	$2,755.3	$1,221.6
Trade receivables, net	5,170.6	5,214.9
Inventories	6,355.9	6,832.8
Prepaid expenses and other	637.1	523.0
Assets from businesses held for sale and discontinued operations	—	7,189.4

Total current assets	14,918.9	20,981.7

Property and equipment, net	1,468.8	1,464.5
Investment in CareFusion	691.5	—
Goodwill and other intangibles, net	2,253.2	2,266.9
Other assets	657.8	405.7

Total assets	$19,990.2	$25,118.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$233.2	$366.2
Accounts payable	9,494.9	9,041.9
Other accrued liabilities	1,809.5	1,496.2
Liabilities from businesses held for sale and discontinued operations	—	1,370.9

Total current liabilities	11,537.6	12,275.2

Long-term obligations, less current portion	1,896.1	3,271.6
Deferred income taxes and other liabilities	1,280.4	847.3
Total shareholders’ equity	5,276.1	8,724.7

Total liabilities and shareholders’ equity	$19,990.2	$25,118.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fourth Quarter		Fiscal Year
(in millions)	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net earnings	$223.5	$273.2	$642.2	$1,151.6
Earnings from discontinued operations	(29.7)	(71.2)	(55.2)	(393.4)

Earnings from continuing operations	193.8	202.0	587.0	758.2
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	60.0	57.0	254.4	225.8
Loss on debt extinguishment	—	—	39.9	—
Gain on sale of CareFusion common stock	(1.3)	—	(44.6)	—
Impairments and loss on sale of assets	0.9	2.7	29.1	13.9
Share-based payment compensation	20.6	27.1	99.5	109.9
Provision for deferred income taxes	120.2	149.4	120.2	149.4
Provision for bad debts	(6.4)	6.2	26.8	51.4
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	386.0	268.8	20.6	(713.6)
Decrease/(increase) in inventories	858.5	912.5	477.4	(431.2)
Increase/(decrease) in accounts payable	(1,271.7)	(866.5)	451.0	768.1
Other accrued liabilities and operating items, net	(35.9)	0.7	(74.6)	19.3

Net cash provided by operating activities - continuing operations	324.7	759.9	1,986.7	951.2
Net cash provided by/(used in) operating activities - discontinued operations	(0.4)	(151.8)	147.4	472.7

Net cash provided by operating activities	324.3	608.1	2,134.1	1,423.9

Cash Flows From Investing Activities:
Proceeds from divestitures	141.3	—	154.1	123.3
Acquisition of subsidiaries, net of cash acquired	—	—	(32.0)	(128.6)
Net additions to property and equipment	(119.8)	(229.1)	(255.8)	(408.3)
Proceeds from sale of CareFusion common stock	—	—	270.7	—

Net cash provided by/(used in) investing activities - continuing operations	21.5	(229.1)	137.0	(413.6)
Net cash used in investing activities - discontinued operations	—	(57.8)	(9.9)	(129.3)

Net cash provided by/(used in) investing activities	21.5	(286.9)	127.1	(542.9)

Cash Flows From Financing Activities:
Reduction of long-term obligations	(0.4)	(18.9)	(1,485.5)	(301.4)
Issuance of Common Shares	15.5	0.6	40.0	39.2
Tax expense from stock options	(1.3)	(2.7)	(16.1)	(2.9)
Payment of premiums for debt extinguishment	—	—	(66.4)	—
Dividends on Common Shares	(62.9)	(50.3)	(253.1)	(200.4)
Purchase of treasury shares	(180.2)	—	(230.2)	—

Net cash used in financing activities - continuing operations	(229.3)	(71.3)	(2,011.3)	(465.5)
Net cash provided by/(used in) financing activities - discontinued operations	—	(0.1)	1,283.8	(2.7)

Net cash used in financing activities	(229.3)	(71.4)	(727.5)	(468.2)

Net increase in cash and equivalents	116.5	249.8	1,533.7	412.8
Cash and equivalents at beginning of period	2,638.8	971.8	1,221.6	808.8

Cash and equivalents at end of period	$2,755.3	$1,221.6	$2,755.3	$1,221.6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Fourth Quarter		Non-GAAP Fourth Quarter
(in millions)	2010	2009	2010	2009
Revenue
Amount	$24,460	$24,347
Growth Rate	0.5%	11%

Operating Earnings
Amount	$334	$307	$317	$356
Growth Rate	9%	(9)%	(11)%	6%

Earnings from Continuing Operations
Amount	$194	$202	$181	$228
Growth Rate	(4)%	10%	(21)%	14%

	Fiscal Year		Non-GAAP Fiscal Year
	2010	2009	2010	2009
Revenue
Amount	$98,503	$95,992
Growth Rate	3%	10%

Operating Earnings
Amount	$1,307	$1,287	$1,383	$1,419
Growth Rate	1%	(8)%	(2)%	(1)%

Earnings from Continuing Operations
Amount	$587	$758	$804	$816
Growth Rate	(23)%	(11)%	(2)%	(8)%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Fourth Quarter
(in millions)	2010	2009
PHARMACEUTICAL

Revenue
Amount	$22,307	$22,263
Growth Rate	0.2%	12%
Mix	91%	91%

Segment Profit
Amount	$227	$273
Growth Rate	(17)%	22%
Mix	69%	76%
Segment Profit Margin	1.02%	1.23%

	Fourth Quarter
(in millions)	2010	2009
MEDICAL

Revenue
Amount	$2,158	$2,090
Growth Rate	3%	3%
Mix	9%	9%

Segment Profit
Amount	$102	$84
Growth Rate	22%	(23)%
Mix	31%	24%
Segment Profit Margin	4.75%	4.03%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended June 30, 2010 was $24,460 million, which included total segment revenue of $24,465 million and Corporate revenue of $(5) million. Total consolidated revenue for the three months ended June 30, 2009 was $24,347 million, which included total segment revenue of $24,353 million and Corporate revenue of $(6) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended June 30, 2010 were $334 million, which included total segment profit of $329 million and Corporate gain of $5 million. Total consolidated operating earnings for the three months ended June 30, 2009 were $307 million, which included total segment profit of $357 million and Corporate loss of $(50) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Fiscal Year
(in millions)	2010	2009
PHARMACEUTICAL

Revenue
Amount	$89,790	$87,863
Growth Rate	2%	11%
Mix	91%	92%

Segment Profit
Amount	$1,002	$1,036
Growth Rate	(3)%	1%
Mix	70%	73%
Segment Profit Margin	1.12%	1.18%

	Fiscal Year
(in millions)	2010	2009
MEDICAL

Revenue
Amount	$8,750	$8,159
Growth Rate	7%	3%
Mix	9%	8%

Segment Profit
Amount	$428	$385
Growth Rate	11%	(6)%
Mix	30%	27%
Segment Profit Margin	4.89%	4.72%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the fiscal year ended June 30, 2010 was $98,503 million, which included total segment revenue of $98,540 million and Corporate revenue of $(37) million. Total consolidated revenue for the fiscal year ended June 30, 2009 was $95,992 million, which included total segment revenue of $96,022 million and Corporate revenue of $(30) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the fiscal year ended June 30, 2010 were $1,307 million, which included total segment profit of $1,430 million and Corporate loss of $(123) million. Total consolidated operating earnings for the fiscal year ended June 30, 2009 were $1,287 million, which included total segment profit of $1,421 million and Corporate loss of $(134) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Fourth Quarter		Fiscal Year
(in millions, except per Common Share amounts)	2010	2009	2010	2009
Restructuring and Employee Severance
Restructuring and employee severance	$(6.4)	$(37.5)	$(90.7)	$(104.7)
Tax benefit	1.7	11.1	31.7	29.3

Restructuring and employee severance, net of tax	$(4.7)	$(26.4)	$(59.0)	$(75.4)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.07)	$(0.16)	$(0.21)

Acquisition related costs
Acquisition related costs	$(8.3)	$(0.7)	$(8.4)	$(2.8)
Tax benefit	2.7	0.3	2.7	1.1

Acquisition related costs, net of tax	$(5.6)	$(0.4)	$(5.7)	$(1.7)

Decrease to diluted EPS from continuing operations	$(0.02)	$—	$(0.02)	$—

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(0.9)	$(2.7)	$(29.1)	$(13.9)
Tax benefit/(expense)	(1.9)	8.5	(5.1)	39.4

Impairments and loss on sale of asset, net of tax	$(2.8)	$5.8	$(34.2)	$25.5

Increase/(decrease) to diluted EPS from continuing operations	$(0.01)	$0.02	$(0.09)	$0.07

Litigation Credits/(Charges), Net
Litigation credits/(charges), net	$33.6	$(4.9)	$62.4	$(5.2)
Tax benefit/(expense)	(12.3)	1.8	(23.2)	1.9

Litigation credits/(charges), net, net of tax	$21.3	$(3.1)	$39.2	$(3.3)

Increase/(decrease) to diluted EPS from continuing operations	$0.06	$(0.01)	$0.11	$(0.01)

Other Spin-Off Costs
Other spin-off costs [1]	$(1.6)	$(3.8)	$(53.1)	$(4.5)
Tax benefit/(expense) [2]	4.7	1.4	(148.5)	1.7

Other spin-off costs, net of tax	$3.1	$(2.4)	$(201.6)	$(2.8)

Increase/(decrease) to diluted EPS from continuing operations	$0.01	$(0.01)	$(0.56)	$(0.01)

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$1.3	$—	$44.6	$—
Tax expense	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$1.3	$—	$44.6	$—

Increase to diluted EPS from continuing operations	$—	$—	$0.12	$—

Weighted Average Number of Diluted Shares Outstanding	361.8	361.1	361.4	361.5

[1]

Other spin-off costs included in other (income)/expense, net for the fiscal year ended June 30, 2010 were $2.4 million. Other spin-off costs also include the $39.9 million loss on extinguishment of debt for the fiscal year ended June 30, 2010. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

The fiscal 2010 year-to-date tax expense associated with the other spin-off costs includes $168.3 million related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Fourth Quarter		Fiscal Year
	2010	2009	2010	2009
Receivable Days	18.6	19.1
Days Inventory on Hand	21	23

Debt to Total Capital	29%	29%
Net Debt to Capital	(13)%	22%

Return on Equity	16.8%	12.7%	10.9%	14.1%
Non-GAAP Return on Equity	15.8%	19.3%	16.4%	18.5%

Effective Tax Rate from Continuing Operations	37.2%	30.3%	51.6%	34.6%
Non-GAAP Effective Tax Rate from Continuing Operations	37.7%	32.6%	37.5%	36.8%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter 2010								Fiscal Year 2010
(in millions, except per Common Share amounts)	GAAP	Restru- cturing and Employee Severance	Acqui- sition Related Costs	Impair- ments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of Care- Fusion Stock	Non- GAAP	GAAP	Restru- cturing and Employee Severance	Acqui- sition Related Costs	Impair- ments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of Care- Fusion Stock	Non- GAAP
Operating Earnings
Amount	$334	$6	$8	$1	$(34)	$2	—	$317	$1,307	$91	$8	$29	$(62)	$11	—	$1,383
Growth Rate	9%							(11)%	1%							(2)%

Earnings Before Income Taxes and Discontinued Operations	$308	$6	$8	$1	$(34)	$2	$(1)	$291	$1,212	$91	$8	$29	$(62)	$53	$(45)	$1,286

Provision for Income Taxes [1]	$115	$2	$3	$(2)	$(12)	$5	—	$110	$625	$32	$3	$(5)	$(23)	$(149)	—	$482

Earnings from Continuing Operations
Amount	$194	$5	$6	$3	$(21)	$(3)	$(1)	$181	$587	$59	$6	$34	$(39)	$202	$(45)	$804
Growth Rate	(4)%							(21)%	(23)%							(2)%

Diluted EPS from Continuing Operations
Amount	$0.54	$0.01	$0.02	$0.01	$(0.06)	$(0.01)	—	$0.50	$1.62	$0.16	$0.02	$0.09	$(0.11)	$0.56	$(0.12)	$2.22
Growth Rate	(4)%							(21)%	(23)%							(2)%

	Fourth Quarter 2009								Fiscal Year 2009
	GAAP	Restru- cturing and Employee Severance	Acqui- sition Related Costs	Impair- ments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of Care- Fusion Stock	Non- GAAP	GAAP	Restru- cturing and Employee Severance	Acqui- sition Related Costs	Impair- ments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of Care- Fusion Stock	Non- GAAP
Operating Earnings
Amount	$307	$38	$1	$3	$5	$4	—	$356	$1,287	$105	$3	$14	$5	$5	—	$1,419
Growth Rate	(9)%							6%	(8)%							(1)%

Earnings Before Income Taxes and Discontinued Operations	$290	$38	$1	$3	$5	$4	—	$339	$1,160	$105	$3	$14	$5	$5	—	$1,291

Provision for Income Taxes [1]	$88	$11	—	$9	$2	$1	—	$111	$402	$29	$1	$39	$2	$2	—	$475

Earnings from Continuing Operations
Amount	$202	$26	$1	$(6)	$3	$2	—	$228	$758	$75	$2	$(26)	$3	$3	—	$816
Growth Rate	10%							14%	(11)%							(8)%

Diluted EPS from Continuing Operations
Amount	$0.56	$0.07	—	$(0.02)	$0.01	$0.01	—	$0.63	$2.10	$0.21	—	$(0.07)	$0.01	$0.01	—	$2.26
Growth Rate	10%							13%	(10)%							(8)%

The sum of the components may not equal the total due to rounding.

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fourth Quarter
(in millions)	2010		2009
GAAP Return on Equity	16.8%		12.7%

Non-GAAP Return on Equity
Net earnings	$223.5		$273.2
Restructuring and employee severance, net of tax, in continuing operations[1]	4.7		26.4
Acquisition related costs, net of tax, in continuing operations[1]	5.6		0.4
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	2.8		(5.8)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(21.3)		3.1
Other spin-off costs, net of tax[1]	(3.1)		2.4
Gain on sale of CareFusion stock, net of tax[1]	(1.3)		—
CareFusion net earnings in discontinued operations[1,2]	(0.4)		(65.5)

Adjusted net earnings	$210.5		$234.2
Annualized	$842.0		$937.2

	Fourth Quarter	Third Quarter	Fourth Quarter	Third Quarter
	2010	2010	2009	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,276.1	$5,360.9	$8,724.7	$8,434.5
Non-cash dividend related to CareFusion spin-off	—	—	(3,723.8)	(3,723.8)

Non-GAAP shareholders’ equity	$5,276.1	$5,360.9	$5,000.9	$4,710.7

Divided by average shareholders’ equity	5,318.5		4,855.8

Non-GAAP return on equity	15.8%		19.3%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fiscal Year					Fiscal Year
(in millions)	2010					2009
GAAP Return on Equity	10.9%					14.1%

Non-GAAP Return on Equity
Net earnings	$642.2					$1,151.6
Restructuring and employee severance, net of tax, in continuing operations[1]	59.0					75.4
Acquisition related costs, net of tax, in continuing operations[1]	5.7					1.7
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	34.2					(25.5)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(39.2)					3.3
Other spin-off costs, net of tax[1]	201.6					2.8
Gain on sale of CareFusion stock, net of tax[1]	(44.6)					—
CareFusion net earnings in discontinued operations[1,2]	(15.0)					(384.6)

Adjusted net earnings	$843.9					$824.7

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2010	2010	2010	2010	2009	2009	2009	2009	2009	2008
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$8,724.7	$8,724.7	$8,434.5	$8,127.9	$7,918.1	$7,747.5
Non-cash dividend related to CareFusion spin-off	—	—	—	—	(3,723.8)	(3,723.8)	(3,723.8)	(3,723.8)	(3,723.8)	(3,723.8)

Non-GAAP shareholders’ equity	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$5,000.9	$5,000.9	$4,710.7	$4,404.1	$4,194.3	$4,023.7

Divided by average shareholders’ equity	5,161.0					4,466.7
Non-GAAP return on equity	16.4%					18.5%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2010	2009	2010	2009
GAAP Effective Tax Rate from Continuing Operations	37.2%	30.3%	51.6%	34.6%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$308.4	$289.7	$1,211.6	$1,159.8
Restructuring and employee severance	6.4	37.5	90.7	104.7
Acquisiton related costs	8.3	0.7	8.4	2.8
Impairments and loss on sale of assets	0.9	2.7	29.1	13.9
Litigation (credits)/charges, net	(33.6)	4.9	(62.4)	5.2
Other spin-off costs	1.6	3.8	53.1	4.5
Gain on sale of CareFusion stock	(1.3)	—	(44.6)	—

Adjusted earnings before income taxes and discontinued operations	$290.7	$339.3	$1,285.9	$1,290.9

Provision for income taxes[1]	$114.6	$87.7	$624.6	$401.6
Restructuring and employee severance tax benefit[1]	1.7	11.1	31.7	29.3
Acquisiton related costs tax benefit[1]	2.7	0.3	2.7	1.1
Impairments and loss on sale of assets tax benefit/(expense)[1]	(1.9)	8.5	(5.1)	39.4
Litigation (credits)/charges, net tax benefit/(expense)[1]	(12.3)	1.8	(23.2)	1.9
Other spin-off costs tax benefit/(expense)[1]	4.7	1.4	(148.5)	1.7
Gain on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$109.5	$110.8	$482.2	$475.0

Non-GAAP effective tax rate from continuing operations	37.7%	32.6%	37.5%	36.8%

	Fourth Quarter
	2010	2009
Debt to Total Capital	29%	29%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$233.2	$366.2
Long-term obligations, less current portion	1,896.1	3,271.6

Debt	$2,129.3	$3,637.8
Cash and equivalents	(2,755.3)	(1,221.6)

Net debt	$(626.0)	$2,416.2
Total shareholders’ equity	$5,276.1	$8,724.7
Capital	$4,650.1	$11,140.9
Net Debt to Capital	(13)%	22%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the Company cannot reliably forecast restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net, other spin-off costs and gains or losses on sale of CareFusion stock, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Fourth Quarter
(in millions)	2010	2009
Days Inventory on Hand
Inventories	$6,355.9	$6,832.8
Cost of products sold	$23,555.5	$23,403.0
Chargeback billings	3,066.0	3,271.2

Adjusted cost of products sold	$26,621.5	$26,674.2
Adjusted cost of products sold divided by 90 days	$295.8	$296.4
Days inventory on hand	21	23

Days Inventory on Hand: inventory divided by ((quarterly costs of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains and losses from the sale of the Company’s ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with the Company’s spin-off of CareFusion that are not included in restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States

Receivable Days: trade receivables, net divided by (monthly revenue divided by 30 days)

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation credits/(charges), net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs, (6) CareFusion net earnings in discontinued operations and (7) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off